   As filed with the Securities and Exchange Commission on September 18, 2002
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                              PIER 1 IMPORTS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                          75-1729843
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

              301 COMMERCE STREET, SUITE 600
                   FORT WORTH, TEXAS                   76102
        (Address of Principal Executive Offices)     (Zip Code)


                      PIER 1 IMPORTS, INC. 1999 STOCK PLAN
                            (Full Title of the Plan)


                               J. RODNEY LAWRENCE
                      EXECUTIVE VICE PRESIDENT & SECRETARY
                              PIER 1 IMPORTS, INC.
                               301 COMMERCE STREET
                             FORT WORTH, TEXAS 76102
                     (Name and Address of Agent for Service)

                                 (817) 252-8000
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED
                                                     PROPOSED           MAXIMUM
    TITLE OF EACH CLASS              AMOUNT          MAXIMUM           AGGREGATE      AMOUNT OF
    OF SECURITIES TO BE              TO BE        OFFERING PRICE       OFFERING      REGISTRATION
        REGISTERED                REGISTERED(1)     PER SHARE(2)        PRICE(2)         FEE
------------------------------   --------------   ---------------     ------------   -------------
Common Stock, $1.00 par value      2,000,000           $19.47          $38,940,000     $3,582.48

(1) Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457(c), offering price and registration fee are computed on the average of the high and low prices of the Registrant's Common Stock, as reported on the New York Stock Exchange on September 13, 2002.


================================================================================

     This Registration Statement registers additional securities to be issued under the Pier 1 Imports, Inc. 1999 Stock Plan. The contents of the earlier registration statement, No. 333-88323, are incorporated herein by reference.

     The following exhibits are filed as part of this Registration Statement:

       Exhibit             Description
       -------             -----------
         23.1     Consent of Ernst & Young LLP.

         24.1     Power of Attorney (included on signature page of Registration
                  Statement).

                                     EXPERTS

     The consolidated financial statements of Pier 1 Imports, Inc. incorporated by reference in Pier 1 Imports, Inc.'s Annual Report (Form 10-K) for the year then ended March 2, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 18, 2002.


                                               PIER 1 IMPORTS, INC.


                                               By:  /s/ MARVIN J. GIROUARD
                                                  ------------------------------
                                                        Marvin J. Girouard
                                                      Chairman of the Board


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of PIER 1 IMPORTS, INC., hereby MARVIN J. GIROUARD and J. RODNEY LAWRENCE, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto, and we hereby ratify and confirm all that said attorneys and agents, or each of them shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the 18th day of September, 2002, in the capacities indicated.


        SIGNATURE                             TITLE OR CAPACITY
        ---------                             -----------------
/s/ MARVIN J. GIROUARD                        Chairman and Chief Executive Officer
------------------------------------
       Marvin J. Girouard

/s/ CHARLES H. TURNER                         Executive Vice President, Chief Financial Officer
------------------------------------          and Treasurer
      Charles H. Turner

/s/ SUSAN E. BARLEY                           Principal Accounting Officer
------------------------------------
      Susan E. Barley

/s/ JOHN H. BURGOYNE                          Director
------------------------------------
     John H. Burgoyne

/s/ JAMES D. CARREKER                         Director
------------------------------------
    James D. Carreker

/s/ MICHAEL R. FERRARI                        Director
------------------------------------
    Michael R. Ferrari

/s/ JAMES M. HOAK, JR.                        Director
------------------------------------
    James M. Hoak, Jr.

/s/ KAREN W. KATZ                             Director
------------------------------------
    Karen W. Katz

/s/ TOM M. THOMAS                             Director
------------------------------------
    Tom M. Thomas